Navarre-500 Building Associates
June 30, 2002

                                        Exhibit 99(1)

                Navarre-500 Building Associates

                Chief Executive Officer Certification
                        Pursuant to Section 906
                  of Sarbanes - Oxley Act of 2002

	The undersigned Peter L. Malkin is signing this Chief
Executive Officer certification as an Agent* in Navarre-500
Building Associates("Registrant") to certify that:

(1) the Quarterly Report on Form 10-Q of Registrant for the quarterly period ended June 30, 2002(the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C.78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated:  August 20, 2002

                                By /s/ Peter L. Malkin
                                Peter L. Malkin
                                Agent in Navarre-500 Building
                                Associates




*Registrant's organizational documents do not provide for a Chief Executive Officer or other officer with equivalent rights and duties. As described in the Quarterly Report, Registrant is a co-tenancy with two Agents who hold interests on behalf of the investor participants. Accordingly, this Chief Executive Officer certification is being signed by the Agent in Registrant with the longest term of service.